Exhibit 10.3
In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	May 1 through 31

BANK RECONCILIATIONS
Continuation Sheet for MOR-1
A bank reconciliation must be included for each bank account. The debtor's bank reconciliation may be substituted for this page. (Bank account numbers may be redacted to last four numbers.)

	Operating # 2061 - BB&T	Payroll #	Tax #	Other #
BALANCE PER BOOKS	3,880.49
BANK BALANCE	29,888.71
(+) DEPOSITS IN TRANSIT (ATTACH LIST)
(-) OUTSTANDING CHECKS (ATTACH LIST) :	26,008.22
OTHER (ATTACH EXPLANATION)	0

ADJUSTED BANK BALANCE *	3,880.49
*"Adjusted Bank Balance" must equal "Balance per Books"

DEPOSITS IN TRANSIT	Date	Amount	Date	Amount

CHECKS OUTSTANDING	Ck. #	Amount	Ck. #	Amount
1451	35.00
1533	8,419.41
1534	5,169.70
1535	8,107.94
1537	2,903.33
1541	1,372.84

				Total
				26,008.22

OTHER